UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

211 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 23, 2014, NRG Energy, Inc., or NRG, entered into an Amendment Agreement with Credit Suisse Capital LLC, or CSC (the “Amendment”), whereby the parties agreed to modify the terms of NRG’s 3.625% Convertible Perpetual Preferred Stock, or the Preferred Stock. The modified terms of the Preferred Stock are described below in Item 5.03 of this Current Report on Form 8-K.

The Amendment contains customary representations and warranties, conditions to closing and indemnification provisions. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is filed as Exhibit 10.1 hereof and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2014, NRG filed with the Secretary of State of the State of Delaware a Certificate of Designations relating to its Preferred Stock. A copy of the Certificate of Designations is filed as Exhibit 3.1 hereof and is incorporated herein by reference.

The Preferred Stock has a liquidation preference of $1,378.01 per share. Holders of Preferred Stock are entitled to receive, out of funds legally available therefore, cash dividends at the rate of 3.625% of the liquidation preference per share from, and including, August 11, 2005 to, but excluding, December 30, 2014, and on and after December 30, 2014, at the annual rate of 2.822% per annum, payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. Each share of Preferred Stock is convertible during the 90-day period beginning December 23, 2019 at the option of NRG or the holder. Holders tendering Preferred Stock for conversion shall be entitled to receive, for each share of Preferred Stock converted, $1,378.01 in cash and a number of shares of Common Stock equal to the product of (x) the greater of (i) the difference between the per share volume-weighted average price, or the VWAP, of the Common Stock on each of the 20 consecutive scheduled trading days starting on the date 30 scheduled exchange business days immediately prior to the conversion date, or the Market Price, and $40.71 and (ii) zero and (y) 50.77430. If, upon conversion, the Market Price is less than $27.14, or the Threshold Price, then the Holder will deliver to NRG a number of shares of Common Stock equal in value to the product of (A) the Threshold Price minus the Market Price and (B) 50.77430. NRG may elect to make a cash payment in lieu of delivering shares of Common Stock in connection with such conversion, and NRG may elect to receive cash in lieu of shares of Common Stock, if any, from the Holder in connection with such conversion.

The Preferred Stock will be, with respect to dividend rights and rights upon liquidation, winding up or dissolution: senior to our common stock and to all of NRG’s other capital stock issued in the future unless the terms of that stock expressly provide that it ranks senior to, or on a parity with, the Preferred Stock; on a parity with any of NRG’s capital stock issued in the future, the terms of which expressly provide that it will rank on a parity with the Preferred Stock;  junior to all of NRG’s capital stock issued in the future, the terms of which expressly provide that such stock will rank senior to the Preferred Stock; and junior to all of NRG’s existing and future indebtedness.

Title to the Preferred Stock may not be transferred to an entity that is not an affiliate of CSC without the consent of NRG, such consent not to be unreasonably withheld.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

By:	/s/ David R. Hill
David R. Hill
Executive Vice President and General Counsel

December 30, 2014

EXHIBIT INDEX

Exhibit No.	Document

3.1	Certificate of Designations of 2.822% Convertible Perpetual Preferred Stock, as filed with the Secretary of State of the State of Delaware on December 30, 2014.

10.1	Amendment Agreement, dated as of December 23, 2014, by and between NRG Energy, Inc. and Credit Suisse Capital LLC.